Exhibit 5.1

                 GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                               101 EAST 52 STREET
                                    9TH FLOOR
                            NEW YORK, NEW YORK 10022
                               TEL: (212) 752-9700
                               FAX: (212) 980-5192

                                                     June 17, 2004

Utix Group, Inc.
170 Cambridge Street
Burlington, MA  01803-2933

Gentlemen:

         We have acted as counsel to Utix Group, Inc. (the "Company") in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-112745, the "Registration Statement") covering
25,898,547shares of common stock, $.001 par value (the "Common Stock"), including 9,898,547 shares of Common Stock issued and issuable upon exercise of outstanding warrants and conversion of convertible notes to be sold by the selling stockholders ("Selling Stockholders"), all as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

         On basis of the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ GSKWM

                                                 GERSTEN, SAVAGE,
                                                 KAPLOWITZ, WOLF &
                                                 MARCUS, LLP